SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                      --------------------

                            FORM 8-K

                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

                       -------------------

Date of report (Date of earliest event reported) April 7, 2000



                            CPI CORP.
---------------------------------------------------------------
   (Exact Name of the Registrant as Specified in Charter)



   Delaware                     001-10204          43-1256674
---------------------------------------------------------------
(State or Other Jurisdiction   (Commission File   (IRS Employer
 of Incorporation)               Number)    Identification No.)



1706 Washington Avenue, St. Louis, Missouri       63103-1790
---------------------------------------------------------------
(Address of Principal Executive Offices)        (Zip Code)



Registrants telephone number, including area code (314)231-1575
---------------------------------------------------------------


             Not Applicable
---------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

(A) On April 7, 2000, CPI Corp. issued the following press release:

     CPI ANNOUNCES FISCAL YEAR 1999 RESULTS

     - Special charges contribute to loss for the year
     - Announces intention to sell wall decor business
     - Share repurchase program expanded

     ST. LOUIS, MO, April 7, 2000 - CPI Corp. (NYSE-CPY) today announced results from the full 1999 fiscal year, which ended February 5, 2000, were well below fiscal 1998 results.

     In making the announcement, Alyn V. Essman, chairman and chief executive officer said, "Results indicate sales for fiscal 1999 for the Portrait Studio segment are down 2.0% to $319.1 million versus last year's $325.5 million.
     Also, full year 1999 Portrait Studio operating earnings are $21.2 million, down from the $44.3 million reported in fiscal 1998. Net earnings from continuing operations are $4.9 million before taxes, down from the $32.7 million before taxes recorded in fiscal 1998 while earnings per share on a diluted basis from continuing operations are $0.32 in fiscal 1999, compared to $2.08 recorded in fiscal 1998."

     "In addition," Essman said, "in our continuing effort to concentrate closely on the core photography business, we are in the process of selling the Wall Decor business.
     In so doing, we have executed a letter of intent to sell the Prints Plus business to a holding company formed by top management of Prints Plus and Huron Capital Partners, LLC, a Detroit-based private equity firm. We plan to complete the transaction this summer. As a result of our decision to exit this business, in fiscal 1999 we provided $10.1 million before taxes to recognize anticipated losses on the sale. The Wall Decor segment has been treated as a discontinued operation in fiscal 1999."

     The net loss of $3.2 million for fiscal 1999 is down from the $21.9 million net income for fiscal 1998.
     Accordingly, the loss per share, on a diluted basis, is $0.32 in fiscal 1999, compared to net earnings per share of $2.15 in fiscal 1998.

     The company also announced its Board of Directors had authorized the purchase of up to 500,000 additional shares of its common stock in the open market. Since resuming its stock repurchase program on October 19, 1999, the

     Company has purchased 1.9 million shares for $45.0 million, completing the purchase of all previously authorized stock repurchases. As of April 5, 2000, a total of 8,091,046 shares of the Company's common stock were outstanding.

     Essman continued saying, "A confluence of loosely connected events uniquely affected fiscal 1999, including: major upgrade of studio personnel;
     installation and training related to the new Store
     Automated System (SAS); introduction of the Smile
     Savers Plan(R) customer loyalty program; negotiation, due diligence and termination of a proposed merger;
     along with Y2K and other software initiatives."

     "Aside from the obvious direct effect, these activities and interruptions diverted management's attention from the main job of producing revenue growth to supporting the special programs we undertook this year. As has been recited in previous quarterly releases, the most significant activity was a planned increase in studio employment of approximately $10 million over fiscal 1998 that included:

          - pay increases to upgrade the skills of the studio staff and compete in a tight labor market,
          - special training costs to support the installation of SAS and the introduction of the Independent Study Programs, which offer pay increases for enhanced skills, and
          - an early, surprisingly successful seasonal recruiting program that saddled us with approximately eight extra weeks of inflated payrolls preceding the Christmas season.

     "In addition," Essman said, "we introduced a major new customer loyalty program in 1999 called "Smile Savers Plan(R)" that allowed us to maintain our market position and should contribute substantially to customer loyalty in the future. However, because this is a two-year program, a significant portion of the revenue is deferred for recognition over the life of the program. At the end fiscal 1999, approximately $12.0 million of gross revenues remained to be amortized over the next 1.6 years - the remaining weighted average life of the enrollment."

     In discussing the aborted merger with American Securities Capital Partners, L.P., Essman said, "The transaction demanded extraordinary management attention during the "due diligence" process and months of preparation for closing and then resulted in transaction and on-going litigation costs of about $3.5 million in fiscal 1999."

     "Following the breakup of the transaction, we were able to refocus our attention on the core business, instituting a modest restructuring that generated severance costs of $1.0 million in fiscal 1999. We also completed our Y2K conversions, redirected our archiving initiatives, and completed our SAS phase one installations, which resulted in recognition of the abandonment and write-off of old software and computer hardware, which together resulted in additional expenses of $2.6 million before taxes."

     Essman concluded, "With these activities behind us, we can look forward to a more favorable cost structure. Having planned no significant software or training introductions for year 2000, we expect that the employment increases will abate. In fact, despite our increased pay structure, we plan an actual reduction this year in field employment expenses. Finally, we expect the Smile Savers Plan(R) customer loyalty program to pay dividends in terms of repeat visits allowing us to reduce advertising expenditures. As this program matures, we expect no significant increase this year in deferred revenue."

     "Now with our attention fully devoted to efficient operations instead of new program installations or other unusual transactions, portrait studio operating earnings should return to normal profit levels generally similar to fiscal 1998. Corporate administrative expenses are under control, and we no longer expect to be diverted by the Wall Decor business. With a net of 1.8 million fewer shares outstanding since 1998, EPS should improve dramatically."

     The statements contained in this report, which are not historical facts, are forward-looking statements that involve risks and uncertainties. Management wishes to caution the reader that these forward-looking statements, such as the Company's outlook for Portrait Studios and Wall Decor, are only predictions or expectations; actual events or results may differ materially as a result of risks facing the Company. Such risks include, but are not limited to, the Company's ongoing ability to develop and introduce attractive new products, the overall level of economic activity in the Company's major markets, the effectiveness of marketing activities of major competitors, manufacturing interruptions, dependence on certain suppliers, fluctuations in operating results, the attraction and retention of qualified personnel, and other risks as may be described in the Company's filings with the Securities and Exchange Commission, including its Form 10-K for the year ended February 6, 1999.

     CPI Corp. is a consumer services company with $319.1 million in fiscal 1999 sales from continuing operations, operating 1,024 Sears Portrait Studios in the United
     States, Puerto Rico and Canada.

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE TWELVE WEEKS ENDED
FEBRUARY 5, 2000 AND FEBRUARY 6, 1999
(in thousands of dollars except per share amounts)
                                      12 Weeks Ended
                                  ----------------------
                                   02/05/00    02/06/99
                                  ----------  ----------
Net Sales:
  Portrait studios                $  97,983   $ 100,901
                                  ==========  ==========
Operating earnings:
  Portrait studios                $  13,529   $  24,176
General corporate expense             4,212       5,863
                                  ----------  ----------
Income from operations                9,317      18,313
Net interest expense                    409         100
Other expense                           500           -
Other income                             16       1,253
                                  ----------  ----------
Earnings from continuing
  operations before income
  taxes                               8,424      19,466
Income tax expense                    2,949       6,813
                                  ----------  ----------
Net earnings from continuing
  operations                      $   5,475   $  12,653
                                  ==========  ==========
Earnings (losses) from
  discontinued operations
  net of income tax benefits          2,110       2,359
Loss on disposal net of income
  tax benefits of $3,548             (6,589)          -
Total losses from discontinued
  operations                         (4,479)      2,359
                                  ----------  ----------
Net earnings (loss)               $     996   $  15,012
                                  ==========  ==========
Earnings (loss) per common
  share - diluted:
    From continuing operations    $    0.60   $    1.25
    From discontinued operations  $   (0.49)  $    0.23
                                  ----------  ----------
     Net earnings (loss)-diluted  $    0.11   $    1.48
                                  ==========  ==========
Earnings (loss) per common
  share - basic:
    From continuing operations    $    0.61   $    1.29
    From discontinued operations  $   (0.50)  $    0.24
                                  ----------  ----------
     Net earnings (loss)-basic    $    0.11   $    1.53
                                  ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                           9,196      10,120
    Basic                             8,968       9,841

CPI CORP.
CONDENSED STATEMENTS OF EARNINGS - FOR THE FIFTY-TWO WEEKS
ENDED FEBRUARY 5, 2000 AND FEBRUARY 6, 1999
(in thousands of dollars except per share amounts)
                                      52 Weeks Ended
                                  ----------------------
                                   02/05/00    02/06/99
                                  ----------  ----------
Net Sales:
  Portrait studios                $ 319,135   $ 325,547
                                  ==========  ==========
Operating earnings:
  Portrait studios                $  21,244   $  44,276
General corporate expense            14,509      15,918
                                  ----------  ----------
Income from operations                6,735      28,358
Net interest expense                  1,693         943
Other expense                         3,500           -
Other income                          3,376       5,317
                                  ----------  ----------
Earnings from continuing
  operations before income
  taxes                               4,918      32,732
Income tax expense                    1,721      11,456
                                  ----------  ----------
Net earnings from continuing
  operations                      $   3,197   $  21,276
                                  ==========  ==========
Earnings (losses) from
  discontinued operations
  net of income tax benefits            160         668
Loss on disposal net of income
  tax benefits of $3,548             (6,589)          -
Total losses from discontinued
  operations                         (6,429)        668
                                  ----------  ----------
Net earnings (loss)               $  (3,232)  $  21,944
                                  ==========  ==========
Earnings (loss) per common
  share - diluted:
    From continuing operations    $    0.32   $    2.08
    From discontinued operations   $   (0.64)  $    0.07
                                  ----------  ----------
     Net earnings (loss)-diluted  $   (0.32)  $    2.15
                                  ==========  ==========
Earnings (loss) per common
  share - basic:
    From continuing operations    $    0.33   $    2.14
    From discontinued operations  $   (0.66)  $    0.07
                                  ----------  ----------
     Net earnings (loss)-basic    $   (0.33)  $    2.21
                                  ==========  ==========
Weighted average number of
  common and common equivalent
  shares outstanding:
    Diluted                          10,010      10,217
    Basic                             9,670       9,935

CPI CORP.
CONDENSED BALANCE SHEETS - FOR FEBRUARY 5, 2000 AND
FEBRUARY 6, 1999 (in thousands)


                                       02/05/00     02/06/99
                                      ---------    ---------
Assets

  Current assets:
   Cash and cash equivalents          $  49,546    $  76,000
   Other current assets                  31,918       37,671
  Net property and equipment             84,923      111,148
  Net assets of discontinued
    operations                           23,177            -
  Other assets                            9,699        9,874
                                      ---------    ---------
    Total assets                      $ 199,263    $ 234,693
                                      =========    =========


Liabilities and stockholders' equity

  Current liabilities                 $  42,094    $  36,656
  Long-term obligations                  59,637       59,559
  Other liabilities                      16,275       21,962
  Stockholders' equity                   81,257      116,516
                                      ---------    ---------
    Total liabilities and
      stockholders' equity            $ 199,263    $ 234,693
                                      =========    =========


                         SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            CPI CORP.
                                          (Registrant)




                              /s/  Barry Arthur
                                   ---------------------------
                                   Barry Arthur
                                   Authorized Officer and
                                   Principal Financial Officer



Dated:  April 13, 2000

























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